UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2016

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On July 14, 2016, United Continental Holdings, Inc. (the “Company”), the parent company of United Airlines, Inc., reported that it has reached a resolution in the form of a Non-Prosecution Agreement (the “Agreement”) with the United States Attorney’s Office for the District of New Jersey (the “USAO”) in connection with the previously disclosed Port Authority investigation conducted by the USAO.

Under the Agreement, the USAO agrees that it will not prosecute the Company with respect to its establishment and operation of a flight between Newark, New Jersey, and Columbia, South Carolina, and information that the Company disclosed to the USAO in connection with its related internal investigation, provided that the Company complies with the Agreement for two (2) years.  In addition, under the Agreement, the Company accepted responsibility for certain conduct related to the establishment of this flight and agreed to cooperate with the USAO, to certain reporting obligations and to certain compliance program related obligations.  The Company also agreed to pay a financial penalty of $2.25 million.  The Agreement does not require the appointment of an independent monitor.

The Agreement can be accessed at the Company’s website at https://www.united.com/web/en-US/content/United-NPA-Final-All-Signatures.pdf. The Company’s news release announcing its entry into the Agreement is attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Press Release issued by United Continental Holdings, Inc. dated July 14, 2016

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIRLINES, INC.

	By:	/s/ Brett J. Hart
	Name:	Brett J. Hart
	Title:	Executive Vice President and General Counsel

Date: July 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by United Continental Holdings, Inc. dated July 14, 2016